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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2017

THE CONTAINER STORE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36161 (Commission File Number)	26-0565401 (I.R.S. Employer Identification No.)

500 Freeport Parkway Coppell, TX 75019
(Address of principal executive offices) (Zip Code)

(972) 538-6000
(Registrant's telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On September 12, 2017, The Container Store Group, Inc. (the "Company") held its Annual Meeting of Shareholders. At the meeting, the Company's shareholders approved The Container Store Group Inc. Amended and Restated 2013 Incentive Award Plan (the "Amended and Restated Plan"), which previously had been approved by the Company's Board of Directors. The Amended and Restated Plan (i) increases the number of shares of common stock available for issuance under such plan from 3,616,570 shares to 11,116,570 shares; (ii) allows awards under the Amended and Restated Plan to continue to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) makes certain minor technical changes to the terms of the Amended and Restated Plan.

        The foregoing description of the Amended and Restated Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

        (d)   Exhibits

Exhibit No.	Description
10.1	The Container Store Group, Inc. Amended and Restated 2013 Incentive Award Plan

 EXHIBIT INDEX

Exhibit No.	Description
10.1	The Container Store Group, Inc. Amended and Restated 2013 Incentive Award Plan

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.
Date: September 18, 2017	By:	/s/ JODI L. TAYLOR Jodi L. Taylor Chief Financial Officer and Chief Administrative Officer

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  Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 9.01. Financial Statements and Exhibits.
EXHIBIT INDEX
SIGNATURES